Exhibit 99.1

News Announcement                                                                                                                                           For Immediate Release

NEXSTAR BROADCASTING INCREASES QUARTERLY
CASH DIVIDEND BY 25 PERCENT

DECLARES QUARTERLY CASH DIVIDEND OF $0.15 PER SHARE

IRVING, Texas (January 17, 2014) - Nexstar Broadcasting Group, Inc. (Nasdaq: NXST) announced today that its Board of Directors approved a 25 percent increase in the quarterly cash dividend to $0.15 per share of its Class A common stock beginning with the dividend declared for the first quarter of 2014.  The dividend is payable on Friday, February 28, 2014, to shareholders of record on Friday, February 14, 2014.

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Nexstar generated record operating results throughout 2013 and since declaring its first quarterly dividend a year ago, we have completed or entered into agreements that will significantly expand our television station and digital media platform through accretive transactions.  As a result, we expect to deliver record financial results again in 2014. The dividend increase highlights our commitment to deliver value to our shareholders while leaving the Company with sufficient liquidity to meaningfully reduce leverage, consider additional accretive station acquisitions and undertake other initiatives to enhance long-term shareholder value.”

While the Company intends to pay regular quarterly cash dividends for the foreseeable future, all subsequent dividends will be reviewed quarterly and declared by the Board of Directors at its discretion.

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, e-MEDIA, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 74 television stations and 13 related digital multicast signals reaching 44 markets or approximately 12.1% of all U.S. television households. Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, Telemundo, Bounce TV and independent stations. Nexstar’s 43 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Pro-forma for the completion of all announced transactions Nexstar will own, operate, program or provides sales and other services to 108 television stations and related digital multicast signals reaching 56 markets or approximately 16.0% of all U.S. television households.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800